BALDWIN & LYONS, INC.

                                         FORM 10-Q, EXHIBIT 11

                                   COMPUTATION OF EARNINGS PER SHARE


                                                THREE MONTHS ENDED             SIX MONTHS ENDED
                                                     JUNE 30                       JUNE 30
                                           ---------------------------   ---------------------------
                                                2002           2001           2002           2001
                                            ------------   ------------   ------------   ------------
BASIC:
   Average number of shares
      Outstanding                            11,645,651     12,147,568     11,735,451     12,160,873
                                            ===========    ===========    ===========    ===========

      Net Income                            $ 4,922,270    $ 2,644,288    $10,380,812    $ 9,820,229
                                            ===========    ===========    ===========    ===========

      Per share amount                          $   .42        $   .22        $   .88        $   .81
                                            ===========    ===========    ===========    ===========


DILUTED:
   Average number of shares
      Outstanding                            11,645,651     12,147,568     11,735,451     12,160,873
   Dilutive stock options--based on
      treasury stock method using
      average market price                       80,513         80,874         80,463         81,312
                                            -----------    -----------    -----------    -----------

     Totals                                  11,726,164     12,228,442     11,815,914     12,242,185
                                            ===========    ===========    ===========    ===========

      Net Income                            $ 4,922,270    $ 2,644,288    $10,380,812    $ 9,820,229
                                            ===========    ===========    ===========    ===========

      Per share amount                          $   .42        $   .22        $   .88        $   .80
                                            ===========    ===========    ===========    ===========